Exhibit 25.1

securities and exchange commission
Washington, D.C. 20549

FORM T-1
STATEMENT OF ELIGIBILITY UNDER
THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
Check if an Application to Determine Eligibility of
a Trustee Pursuant to Section 305(b)(2)

UNION BANK OF CALIFORNIA, NATIONAL ASSOCIATION
(Exact name of Trustee as specified in its charter)
94-0304228
I.R.S. Employer Identification No.

400 California Street San Francisco, California	94104

(Address of principal executive offices)	(Zip Code)
James Myers
Union Bank of California, N.A.
350 California Street
Corporate Trust — 11th Floor
San Francisco, CA 94104
(415) 273-2519
(Name, address and telephone number of agent for service)
Alpha Natural Resources, Inc.
(Issuer with respect to the Securities)

(STATE OF DOMICILE)	(TAXPAYER ID)

Delaware	02-0733940

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

(ADDRESS)	(ZIP CODE)

One Alpha Place, P.O. Box 2345, Abingdon, VA	24212

Senior Debt Securities
(Title of the indenture securities)

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FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.

	a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency Washington, D.C.

	b)	Whether it is authorized to exercise corporate trust powers.

Trustee is authorized to exercise corporate trust powers.

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.
Not Applicable.
In answering this item, the trustee has relied, in part, upon information furnished by the obligor and the underwriters, and the trustee disclaims responsibility for the accuracy or completeness of such information. The trustee has also examined its own books and records for the purpose of answering this item.

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

	1.	A copy of the Articles of Association of the Trustee now in effect.*

	2.	A copy of the certificate of authority of the Trustee to commence business.*

	3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

	4.	A copy of the existing By-Laws of the Trustee.*

	5.	A copy of each Indenture referred to in Item 4. Not applicable.

	6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939. Attached as Exhibit 6.

	7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority. Attached as Exhibit 7.

	*	Exhibits 1 through 4 are incorporated herein by reference to Form T-1 as presented on Form S-4 Registration No. 333-103873 filed with the SEC.

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NOTE
     The answers to this statement insofar as such answers relate to what persons have been underwriters for any securities of the obligors within three years prior to the date of filing this statement, or what persons are owners of 10% or more of the voting securities of the obligors, or affiliates, are based upon information furnished to the Trustee by the obligors. While the Trustee has no reason to doubt the accuracy of any such information, it cannot accept any responsibility therefor.
SIGNATURE
     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, Union Bank of California, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of San Francisco, State of California on the 1st day of April, 2008.

Union Bank of California, N.A.
By:	/s/ James Myers
Vice President

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Exhibit 7

Consolidated Report of Condition of
Union Bank of California, National Association
of San Francisco in the State of California, at the close of business December 31, 2007, published in response to call made by the Comptroller of the Currency, under Title 12, United States Code, Section 161. Charter 21541
BALANCE SHEET

Dollar Amounts
In Thousands

ASSETS

Cash and balances due from depository institutions:
Non-interest-bearing balances and currency and coin	$2,106,925
Interest-bearing balances	104,529
Securities:
Held-to-maturity securities	0
Available-for-sale securities	8,461,956
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices`	310,178
Securities purchased under agreements to resell	0
Loans and lease financing receivables:
Loans and leases held for sale	69,495
Loans and leases, net of unearned income	40,410,851
LESS: Allowance for loan and lease losses	393,616
Loans and leases, net of unearned income and allowance	40,017,235
Trading assets	617,235
Premises and fixed assets	491,283
Other real estate owned	795
Investments in unconsolidated subsidiaries and associated companies	0
Intangible assets:
Goodwill	448,718
Other intangible assets	18,970
Other assets	2,509,551

Total assets	55,156,870

Exhibit 7

LIABILITIES

Deposits:
In domestic offices	40,694,287
Noninterest-bearing	13,820,094
Interest-bearing	26,874,193
In foreign offices, Edge and Agreement subsidiaries, and IBFs	3,563,606
Noninterest-bearing	0
Interest-bearing	3,563,606
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	813,203
Securities sold under agreements to repurchase	688,399
Trading liabilities	365,011
Other borrowed money	2,755,624
Subordinated notes and debentures	750,530
Other liabilities	879,627
Total liabilities	50,510,287

Minority interest in consolidated subsidiaries	0

EQUITY CAPITAL

Perpetual preferred stock and related surplus	0
Common stock	604,577
Surplus	1,584,751
Retained earnings	2,740,539
Accumulated other comprehensive income	-283,284
Other equity capital components	0

Total equity capital	4,646,583

Total liabilities, minority interest, and equity capital	55,156,870